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                                                                    EXHIBIT 23.3

                               ARTHUR ANDERSEN LLP


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.


                                           /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
    May 26, 1999